                              WAIVER AND AGREEMENT
                              --------------------

     WAIVER AND AGREEMENT (the "Agreement"), dated as of May 24, 2000, among INACOM CORP., a Delaware corporation (the "Borrower"), the Banks party to the Credit Agreement referred to below, IBM CREDIT CORPORATION, as Documentation Agent, BANQUE NATIONALE DE PARIS, as Syndication Agent and DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement referred to below.

                                    RECITALS
                                    --------

          WHEREAS, the Borrower, the Banks, the Documentation Agent, the Syndication Agent and the Administrative Agent are parties to a certain Credit Agreement, dated as of April 9, 1999 (as amended, modified or supplemented to the date hereof, the "Credit Agreement") pursuant to which the Banks have agreed to extend credit to the Borrower;

          WHEREAS, the obligations of the Borrower and the Subsidiary Guarantors (collectively, the "InaCom Entities") under the Credit Agreement and the Subsidiary Guaranty are secured pursuant to (a) an Amended and Restated Pledge Agreement, dated as of April 9, 1999 and amended and restated as of February 16, 2000 (as further amended, supplemented and modified from time to time, the "Pledge Agreement"), (b) an Amended and Restated Security Agreement, dated as of April 9, 1999 and amended and restated as of February 16, 2000 (as further amended, supplemented or modified from time to time, the "Security Agreement") and (c) other security agreements including, without limitation, lock-box and other similar arrangements entered into by the Borrower, the Collateral Agent and various lock-box banks (the "Lockbox Banks") with respect to all or substantially all of the proceeds of the accounts receivable of the InaCom Entities subject to the Security Agreement ("Accounts Receivable Proceeds") (such lock-box and other similar arrangements, the "Lockbox Agreements" and, together with the Pledge Agreement and the Security Agreement, the "Security Documents");

          WHEREAS, the Borrower has requested that the Banks provide, and the Banks have agreed to provide, the waivers provided below, subject to and on the terms and conditions set forth herein; and

          WHEREAS, the parties hereto have decided to enter into the agreements provided below, subject to and upon the terms and conditions set forth herein;

          NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Waivers.
          --------

          (a) Subject to the terms of this Section 1(a), the Banks hereby waive any Defaults or Events of Default that exist as of the Agreement Effective Date (as defined below) (it being understood and agreed that, except as set forth in Section 1(b) below, the Banks are not waiving any Defaults or Events of Default that may arise after the Agreement Effective Date, and that, except as set forth in Section 1(b) below, except for Defaults or Events of Default existing as of the Agreement Effective Date the InaCom Entities shall be required to comply with all covenants and other terms contained in the Credit Documents). This waiver shall be effective only for the period (the "Waiver Period") from the Agreement Effective Date to and including the earliest to occur of the following dates (such earliest date to occur, the "Waiver Termination Date"): (i) 5:00 p.m. (New York time) on June 9, 2000, (ii) the date on which any event of the type described in Section 9.05 of the Credit Agreement (other than an event set forth in the final subclause of Section 9.05 relating to "corporate actions") occurs with respect to any InaCom Entity (a "Bankruptcy Filing"), (iii) the date (if any) on which the Borrower terminates its efforts to sell its services business and (iv) the date on which any Event of Default (other than those expressly waived above and pursuant to Section 1(b) below) occurs, and this waiver shall have no force or effect at any other time.

          (b) The Banks hereby waive any Event of Default that exists or may arise under the Credit Agreement solely as a result of the Borrower's failure to provide to the Administrative Agent the audited financial statements, auditor's opinion and other documents (collectively, the "Annual Financial Documents") required pursuant to Section 7.01(c) of the Credit Agreement within 100 days after the close of the fiscal year of the Borrower ending December 25, 1999, or the financial statements (the "Quarterly Financial Documents", and together with the Annual Financial Documents, the "Financial Documents"), required pursuant to
Section 7.01(b) of the Credit Agreement within 50 days after the close of the fiscal quarter of the Borrower ending March 25, 2000, so long as the Financial Documents are delivered to the Administrative Agent on the earlier of (i) two Business Days after the Borrower files its Form 10K with the SEC and (ii) the Waiver Termination Date. The Banks hereby further waive any Event of Default that exists or may arise during the Waiver Period under Section 9.13 of the Credit Agreement, until the Waiver Termination Date.

     2. Agreements. The Borrower, the other InaCom Entities and the Banks hereby agree as follows:

          (a) The Obligations are secured by valid and enforceable first priority liens and security interests granted by the InaCom Entities to the Collateral Agent, for the rateable benefit of the Banks, upon all of the InaCom Entities' present and future property and assets of any kind (other than real property), including, without limitation, (i) accounts receivable, (ii) contracts and contract rights, (iii) inventory, (iv) equipment, (v) trademarks, service marks and trade names, together with the registrations and right to all renewals thereof, and the goodwill symbolized by such trademarks, service marks and trade names, (vi) patents, (vii) copyrights, (viii) computer programs and all intellectual property rights therein and all proprietary information and trade secrets, (ix) all other goods, general intangibles, chattel paper, documents, stock, notes, limited liability company interests, partnership interests, investment property, securities and instruments, and (x) all proceeds and products of any of the foregoing (collectively, the "Collateral"). The Obligations as of the Agreement Effective Date are not less than approximately $115,000,000, and the Obligations and the liens and security interests of the Collateral Agent, for the rateable benefit of the Banks, in the Collateral are not subject to avoidance, defense, objection, action, counterclaim, setoff (other than as permitted by Sections 3.4 or 3.5 of the Security Agreement, so long as the Borrower gives the Collateral Agent prior notice of any setoffs or adjustments in excess of $50,000 individually or $150,000 in the aggregate made pursuant to such Sections) or subordination. The Obligations constitute legal, valid and binding obligations of the InaCom Entities, enforceable in accordance with the terms of the Credit Documents and pursuant to applicable law, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and subject to the limitations imposed by general equitable principles (regardless whether such enforceability is considered in a proceeding at law or in equity). Furthermore, no InaCom Entity will use any of its cash or other assets to object to or contest in any manner, or raise any objections, counterclaims or defenses to, the validity, perfection, priority or enforceability of the claims or liens of the Administrative Agent, the Collateral Agent and the Banks, or to investigate or assert any claims or causes of action against the Administrative Agent, the Collateral Agent or the Banks.

          (b) Subject to Section 2(f), on or about May 24, 2000, in accordance with the terms of the Lockbox Agreements, the Collateral Agent will be permitted, and the Borrower hereby authorizes the Collateral Agent to direct each Lockbox Bank to transfer all Accounts Receivable Proceeds received by it directly to the Collateral Agent for the account of the Collateral Agent and the Banks. The Collateral Agent will initially deposit all such Accounts Receivable Proceeds in an interest-bearing account maintained by and titled in the Collateral Agent, for the benefit of the Collateral Agent and the Banks (the "Collateral Account") under conditions that such amounts will be applied and dealt with by the Collateral Agent in accordance with the provisions of this Agreement. The amounts held in the Collateral Account from time to time shall bear interest upon such terms as are selected by the Collateral Agent from time to time at the wholesale money market rate of the Collateral Agent for deposits of similar currency, amount and maturities. Unless and until applied pursuant to this Agreement (or as otherwise agreed by the Borrower and the Required Banks), title to the Accounts Receivable Proceeds, and any payments in respect of or interest thereon, will remain with the Collateral Agent for the benefit of the Banks. The interest of the InaCom Entities, if any, in and to the Accounts Receivable Proceeds, and any payments in respect of or interest thereon, will at all times continue to be subject to the liens and security interests and to all of the rights and remedies of the Collateral Agent and the Banks set forth in the Credit Documents and this Agreement. The Collateral Agent shall, from time to time as determined by it (which may be as often as each Business Day) withdraw all or any portion (as determined by it) of the funds in the Collateral Account, and transfer such withdrawn funds to the Administrative Agent for application as a payment of outstanding obligations under the Credit Agreement. Once all Obligations required to be paid in full (including, without limitation, interest accruing at the rate specified in the Credit Agreement after a Bankruptcy Filing, whether or not allowed or allowable in such Bankruptcy Filing) by the InaCom Entities pursuant to the Credit Agreement have been indefeasably paid in full, any amounts remaining in the Collateral Account, including interest thereon, shall be paid to the Borrower.

          (c) The Banks have been notified by the Borrower that certain monies owing by third parties to Compaq Computer Corporation or its affiliates ("Compaq") may be paid on and after the Agreement Effective Date to a Lockbox Bank, notwithstanding instructions to such third parties to the contrary. To the extent such monies, if any, are paid into the Collateral Account on or after the Agreement Effective Date (as evidenced by a notice and schedules delivered by the Borrower to the Collateral Agent (with a copy to its financial consultant, FTI/Policano & Manzo), which notice the Banks acknowledge the Collateral Agent shall be entitled to rely on without any independent verification), the Collateral Agent shall promptly release such monies to the Borrower (with the Borrower retaining responsibility for, and all liability (if any) with respect to, accounting for such monies to Compaq). Each Bank by accepting the benefit of this Agreement hereby remises, releases and forever discharges, and by these presents, do for themselves and their predecessors, successors, affiliates and assigns, remise, release and forever discharge, the officers, directors and employees of the InaCom Entities and their agents, of and from any and all claims, manner of actions at law or equity, all causes of action for damages, costs, expenses, consequential or punitive damages, or any other claims, in each case, relating in any way to the delivery of any notice referred to above or the content thereof. If (i) the Collateral Agent fails to release amounts pursuant to the second preceding sentence and (ii) any officer or director of any InaCom Entity suffers any loss or liability as a result of such breach by the Collateral Agent, then the Collateral Agent shall indemnify such officer or director for the amount of such loss or liability, provided that (1) in no event shall the Collateral Agent be obligated to indemnify any InaCom Entity pursuant to this sentence and (2) the Collateral Agent's obligations under this sentence shall not exceed (x) the amount which the Collateral Agent failed to release plus (y) legal fees incurred by such officers and directors (after application of any available officer's and directors' insurance) not to exceed $100,000 in the case of this clause (y) in the aggregate for all such officers and directors.

          (d) The Borrower acknowledges that under its current arrangement with Bank of America ("B of A") relating to the Borrower's Account No. 8188501444 (the "Specified B of A Account"), B of A has been instructed upon instructions from the Borrower to wire to Mellon Bank on a daily basis any balance in such Specified B of A Account in excess of $1,000,000. The Borrower agrees that promptly following the Agreement Effective Date (and, in any event, no later than May 30, 2000), the Borrower will irrevocably and unconditionally instruct B of A to transfer all checks and other amounts received in the Specified B of A Account, on each Business Day, to the Borrower's account at Mellon Bank (Account No. 007-4624); provided that if all or any part of the $30,800,000 referred to in Section 2(f) below is on deposit in the Specified B of A Account, prior to giving the instruction referred to above the Borrower may, on a one-time basis only, withdraw monies from such Specified B of A Account which are part of such $30,800,000.

          (e) In the event that, for whatever reason, the direction to the Lockbox Banks described in Section 2(b) above is not received in time to, or is otherwise not effective to, ensure that all amounts received by the Lockbox Banks on and after May 24, 2000 are transferred to the Collateral Agent, the Borrower will deposit in the Collateral Account an amount equal to all Accounts Receivable Proceeds received on or after May 24, 2000 and not otherwise transferred to the Collateral Account, such amounts to be so deposited within one Business Day following the Agreement Effective Date. In addition, if on or after May 24, 2000 any InaCom Entity receives any cash payments belonging to any InaCom Entity (whether consisting of payments on accounts receivable or otherwise), such InaCom Entity shall promptly, and in any event on the later of
(i) one Business Day after the Agreement Effective Date and (ii) within one Business Day following receipt, deposit such payments into the Collateral Account (provided that if such payments are less than $100,000 in the aggregate for all InaCom Entities, the InaCom Entities may retain such amounts until such time as all such payments received and not theretofore deposited into the Collateral Account equal or exceed $100,000, at which time all such payments shall be required to be deposited into the Collateral Account).

          (f) The Borrower represents and warrants that as of the end of business on May 23, 2000, the InaCom Entities had approximately $30,800,000 in cash on hand in operating and disbursement accounts (the "Operating and Disbursement Accounts") (exclusive of payroll accounts), and approximately $16,300,000 in payroll accounts (the "Payroll Accounts"). The InaCom Entities shall be entitled to retain all cash on deposit on such date in their Operating and Disbursement Accounts and Payroll Accounts and shall not be required to deposit such funds into the Collateral Account.

          (g) The InaCom Entities shall use amounts on deposit in their Operating and Disbursement Accounts and Payroll Accounts only to pay expenses generally in accordance with the budget set forth in Annex A attached hereto, which budget is hereby approved by the Banks (it being understood and agreed that (a) payroll expenses may be prefunded and (b) there may be reasonable and moderate deviation from such budget so long as (i) the Administrative Agent is promptly notified of any deviations and (ii) the aggregate amount expended by the InaCom Entities during the Waiver Period does not exceed $30,800,000).

          (h) During the Waiver Period, the Borrower and the Banks will work in good faith to negotiate a mutually acceptable budget for the InaCom Entities for June and July, 2000, as well as mutually acceptable debtor-in-possession financing arrangements (it being understood and agreed that prior to the date on which any Bank provides a written commitment with respect to any such debtor-in-possession financing, such Bank shall have no obligation to provide any such debtor-in-possession financing).

          (i) The parties hereto agree that the sum of the aggregate principal amount of all Revolving Loans plus the Letter of Credit Outstandings will not exceed $112,672,000.

          (j) In order to induce the Banks to enter into this Agreement, each InaCom Entity hereby remises, releases and forever discharges, and by these presents do for their Subsidiaries (direct or indirect), and for themselves and their predecessors, successors, affiliates and assigns (each a "Releasor"), remise, release and forever discharge, the Administrative Agent, each Bank, and their predecessors, affiliates, subsidiaries (direct or indirect), successors, assigns, participants, officers, directors, shareholders, employees or agents, of and from all manner of actions at law or equity, all causes of action for damages, costs, debts, sums of money, accounts, bills, rights of indemnity, breach of contract, provision of labor or materials, loss of use, loss of services, expenses, compensation, consequential or punitive damages, equitable subordination, avoidance of preferential or fraudulent transfers, or any other thing whatever, relating in any way to (i) this Agreement, the Credit Agreement, the Obligations or any other Credit Document, (ii) any claims (including, without limitation, for contribution or indemnification) which have or could have arisen out of any of the transactions contemplated by this Agreement or the Credit Documents or any other proceedings that have been brought or may be brought by any party hereto or to any Credit Document or any third party relating to the Credit Documents or the transactions contemplated thereby, (iii) any acts, transactions or events that are the subject matter of this Agreement or the Credit Documents or (iv) the prosecution of any claims or any settlement negotiations which such Releasor ever had, now or which it, its Subsidiaries (direct or indirect), or its successors or assigns hereafter can, shall or may have against the Administrative Agent, each Bank, and their predecessors, affiliates, Subsidiaries (direct or indirect), successors, assigns, participants, officers, directors, shareholders, employees or agents, by reason of (with respect to each of clauses (i)-(iv) above) any matter, cause or thing whatsoever on or prior to the date hereof relating to this Agreement or the Credit Documents; provided, however, that nothing herein shall be construed or deemed to release
(x) any covenants or agreements contained herein or in any Credit Document so long as such Credit Document shall remain in full force and effect or (y) the obligation, if any, of any Bank to turn over funds previously paid to it that belong to third parties (it being understood that the Banks do not believe that any such obligation on the part of the Banks currently exists).

          (k) The InaCom Entities shall continue to allow the Banks, their counsel and their financial consultants access to all financial and other information reasonably requested thereby relating to the InaCom Entities. In addition, the Borrower shall continue to provide (i) monthly financial statements to the Banks (as required under the Credit Agreement), and (ii) weekly reports to the Banks containing (a) comparisons of actual to projected cash flows; (b) rolling weekly cash flow forecasts; and (c) descriptions of proposed asset divestitures and other significant events.

          (l) No InaCom Entity shall effect any asset sale, other than asset sales in the ordinary course of business, unless (i) such asset sale, and the operative and ancillary documents governing or relating to such asset sale, have been consented to by the Required Banks and (ii) the net proceeds of such asset sale are deposited in the Collateral Account for application in accordance with the provisions of this Agreement.

     3. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Banks that:

          (a) The execution, delivery and performance by the InaCom Entities of this Agreement have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person in order to be effective and enforceable. The Credit Documents as modified by this Agreement constitute the legal, valid and binding obligation of the InaCom Entities, enforceable against them in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and subject to the limitations imposed by general equitable principles (regardless whether such enforceability is considered in a proceeding at law or in equity).

          (b) The InaCom Entities are entering into this Agreement on the basis of their own investigation and for their own reasons, without reliance upon the Administrative Agent, the Banks or any other Person.

     4. Agreement Effective Date. This Agreement shall become effective as of the date (the "Agreement Effective Date") when each of the following shall have occurred:

               (a) Counterparts (or if elected by the Administrative Agent, an executed facsimile copy) of this Agreement have been executed and delivered to the Administrative Agent by the Borrower and the Required Banks;

               (b) the Borrower shall have delivered to White & Case LLP, counsel to the Administrative Agent, an amount sufficient to pay all outstanding invoices of White & Case LLP and to replenish the retainer agreed to by the Borrower and the Administrative Agent to $150,000; and

               (c) the Borrower shall have delivered to FTI/Policano & Manzo, financial consultant to White & Case LLP, an amount sufficient to pay all outstanding invoices of FTI/Policano & Manzo and to replenish the retainer agreed to by the Borrower and the Administrative Agent to $100,000;

          provided, however, that in no event shall the Borrower be required to make payments in the aggregate pursuant to Sections 4(b) and 4(c) above exceeding $250,000.

     5. Reservation of Rights. Except as expressly set forth in this Agreement, each of the undersigned acknowledges and agrees that the execution and delivery by the Administrative Agent, the Collateral Agent and the Banks of this Agreement shall not be deemed (i) to create a course of dealing or otherwise obligate the Administrative Agent, the Collateral Agent or the Banks to forbear or execute similar agreements under the same or similar circumstances in the future, (ii) to modify, relinquish or impair any right of the Administrative Agent, the Collateral Agent or the Banks to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Agreement, (iii) to waive any right of the Banks to receive interest at an increased rate as a result of any Events of Default that may occur under the Credit Agreement, (iv) to obligate the Banks in any way to forbear from individually or collectively enforcing remedies under the Credit Agreement or (v) a commitment from any of the Banks to forbear or "stand still." Whether the Banks continue to make Loans or issue Letters of Credit or to forbear from enforcing collection of outstanding Loans or other indebtedness is and shall remain wholly discretionary with the Banks. Except as expressly set forth in this Agreement, no past or future forbearance on the part of any of the Banks should be viewed as a limitation upon or waiver of the absolute right and privilege of the Banks in exercising rights and remedies that currently exist or may exist after the Agreement Effective Date.

     6.   Miscellaneous.

          (a) Except as herein expressly waived, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to the Credit Agreement shall henceforth refer to the Credit Agreement as modified by this Agreement. This Agreement shall be deemed incorporated into, and a part of, the Credit Agreement.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Agreement.

          (c) This Agreement shall be governed by and construed in accordance with the law of the State of New York.

          (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other documents required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Administrative Agent of a facsimile transmitted document purportedly bearing the signature of a Bank or the Borrower shall bind such Bank or the Borrower, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Administrative Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Administrative Agent.

          (e) This Agreement, together with the Credit Agreement and the Credit Documents, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Agreement supersedes all prior drafts and communications with respect thereto. This Agreement may not be amended except in accordance with the provisions of Section
12.12 of the Credit Agreement.

          (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Agreement or the Credit Agreement, respectively.

          (g) The Borrower covenants to pay to or reimburse the Administrative Agent, upon demand, for all reasonable costs and expenses (including allocated costs of in-house counsel) actually incurred by the Administrative Agent in connection with the development, preparation, negotiation, execution, delivery, administration and enforcement of this Agreement. In addition, the Borrower covenants to pay to or reimburse the Administrative Agent, upon demand, for all fees, costs and disbursements of White & Case LLP and FTI/Policano & Manzo incurred in connection with this Agreement and the Credit Documents, and to replenish all retainers for White & Case LLP and FTI/Policano & Manzo as previously agreed by the Borrower.

          (h) Each of the undersigned InaCom Entities acknowledges and agrees that all of the guarantees and security provided by it to or for the benefit of any one or more of the Administrative Agent, the Collateral Agent and the Banks in connection with, or otherwise applicable to, the debts and liabilities of itself or the Borrower to any one or more of the Administrative Agent, the Collateral Agent and the Banks under, in connection with or with respect to any one or more of the Credit Agreement and the other Credit Documents are hereby ratified and confirmed and remain in full force and effect.

                                      * * *

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                        INACOM CORP.


                                        By: /s/ Thomas Fitzpatrick
                                            ------------------------------
                                            Title: CFO

                                        DEUTSCHE BANK AG, NEW YORK
                                        BRANCH, as Administrative Agent and as
                                        Collateral Agent


                                        By: /s/ Robert Wood
                                            ------------------------------
                                            Title: Director


                                        By: /s/ Margaret S. Cheever
                                            ------------------------------
                                            Title: Managing Director


                                        DEUTSCHE BANK AG, NEW YORK
                                        BRANCH AND/OR CAYMAN ISLAND
                                        BRANCH


                                        By: /s/ Robert Wood
                                            ------------------------------
                                            Title: Director


                                        By: /s/ Margaret S. Cheever
                                            ------------------------------
                                            Title: Managing Director

                                        IBM CREDIT CORPORATION,
                                        Individually and as Documentation Agent


                                        By: /s/ Philip Morse
                                            ------------------------------
                                            Title: Director Commercial &
                                                   Special Financing of
                                                   Americas

                                        CREDIT LYONNAIS
                                        CHICAGO BRANCH


                                        By: /s/ John-Charles Van Essche
                                            ------------------------------
                                            Title: Vice President

                                        BANK OF NOVA SCOTIA


                                        By: /s/ Daniel Costigan
                                            ------------------------------
                                            Title: Director

                                        FLEET NATIONAL BANK


                                        By: /s/ Sandra Bennett
                                            ------------------------------
                                            Title: Senior Vice President

                                        ABN AMRO BANK, N.V.


                                        By: /s/ Steven C.  Wimpenny
                                            ------------------------------
                                            Title: Group Senior Vice President


                                        By: /s/ William J. Teresky, Jr.
                                            ------------------------------
                                            Title: Vice President

                                        TRANSAMERICA COMMERCIAL
                                        FINANCE CORPORATION


                                        By: /s/ Christopher C. Meals
                                            ------------------------------
                                            Title: Senior Vice President and
                                                   CCO

                                        U.S. BANK NATIONAL ASSOCIATION


                                        By: /s/ [Signature Illegible]
                                            ------------------------------
                                            Title: Vice President

Acknowledged and Agreed:

SUBSIDIARY GUARANTORS:
----------------------

INACOM TENNESSEE, INC.
INACOM COMMUNICATIONS, INC.
INACOMP FINANCIAL SERVICES, INC.
INACOM INTERNATIONAL, INC.
INACOM SOLUTIONS, INC.
PERIGEE COMMUNICATIONS, INC.
GORHAM CLARK, INC.
KURE ASSOCIATES, INC.
NETWORKS, INC.
BOSTON COMPUTER EXCHANGE
CORPORATION
PC TECHNICAL SERVICES, INC.
INACOM PROFESSIONAL SERVICES, INC.
INACOM FINANCE CORP.
OFFICE PRODUCTS OF MINNESOTA, INC.
VANSTAR CORPORATION
INACOM LATIN AMERICA
COMPUTERLAND INTERNATIONAL DEVELOPMENT, INC.
COMPUTER PORT WORLD TRADE, INC.
VANSTAR INTERNATIONAL CORPORATION
VST WEST, INC.
VST ILLINOIS, INC.
VSTNC, INC.
CIAND TEX, INC.
INACOM GOVERNMENT SYSTEMS, INC.
CONTRACT DATA, INC.
COMPUTER PROFESSIONALS, INC.
VANSTAR PROFESSIONAL TECHNICAL RESOURCES, INC.


By: /s/ Thomas Fitzpatrick
    ------------------------------
Name:  Thomas Fitzpatrick
Title: Chief Financial Officer

                                CRITICAL PAYMENTS
                                -----------------

              Expense                                     Amount
              -------                                     ------